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                            EXHIBIT (b)(5)(a)(i)
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                              NASL SERIES TRUST
                             ADVISORY AGREEMENT


        Advisory Agreement dated ____________, between NASL Series Trust, a Massachusetts business trust (the "Fund" or the "Trust") and NASL Financial Services, Inc., a Massachusetts corporation ("NASL Financial" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   APPOINTMENT OF ADVISER

The Trust hereby appoints NASL Financial, subject to the supervision of the Trustees of the Trust and the terms of this Agreement, as the investment adviser for each of the portfolios of the Trust specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Trust from time to time (the "Portfolios"). The Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and the Adviser.

2.   DUTIES OF THE ADVISER

a. Subject to the general supervision of the Trustees of the Trust and the terms of this Agreement, the Adviser will at its own expense, select and contract with investment subadvisers ("Subadvisers") to manage the investments and determine the composition of the assets of the Portfolios; provided, that any contract with a Subadviser (the "Subadvisory Agreement") shall be in compliance with and approved as required by the Investment Company Act of 1940, as amended ("Investment Company Act"). Subject always to the direction and control of the Trustees of the Trust, the Adviser will monitor compliance of each Subadviser with the investment objectives and related investment policies, as set forth in the Trust's registration statement with the Securities and Exchange Commission, of any Portfolio or Portfolios under the management of such Subadviser, and review and report to the Trustees of the Trust on the performance of such Subadviser.

b.   The Adviser will furnish to the Trust the following:

      i. office space in the offices of the Adviser or in such other place as may be agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

      ii. necessary executive and other personnel, including personnel for the performance of clerical, accounting and other office functions, exclusive of those functions (a) related to and to be performed under the Trust's contract for custodial, bookkeeping, transfer and dividend disbursing agency services by the bank or other financial institution selected to

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      perform such services and (b) related to the investment subadvisory services to be provided by any Subadviser pursuant to a Subadvisory Agreement;

      iii. accounting, bookkeeping, recordkeeping and related services (except to the extent they are performed by a bank or other financial institution selected by the Trust) other than services in respect of the records required to be maintained by any Subadviser under a Subadvisory Agreement; and

      iv. all other information and services, other than services of counsel or independent accountants or investment subadvisory services to be provided by any Subadviser under a Subadvisory Agreement, required in connection with the preparation of all registration statements and prospectuses, all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and all tax returns.

c. In addition to negotiating and contracting with Subadvisers as set forth in section (2)(a) of this Agreement and providing facilities, personnel and services as set forth in section (2)(b) at its own expense, the Adviser will pay:

          i. the cost of any advertising or sales literature relating solely to the Trust;

         ii. the cost of printing and mailing prospectuses to persons other than current holders of Trust shares or variable contracts funded by Trust shares; and

        iii. the compensation of all officers and Trustees of the Trust who are also directors, officers or employees of the Adviser or its affiliates.

d.      i.   For purposes of section 2(d), the following definitions shall apply:

(A) "COMPUTATION PERIOD" means the portion of the current Fiscal Year ended on the date as of which a determination is being made whether the Adviser's compensation should be reduced or it should reimburse the Trust because of the Limitation Expenses of a Portfolio.

(B) "LIMITATION EXPENSES" means all the expenses of a Portfolio incurred during a Computation Period excluding: (i) taxes, (ii) portfolio brokerage commissions, (iii) interest, (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business, and (v) any advisory fees.

(C) "EXPENSE LIMIT" means the percent, specified in Appendix B to this Agreement, on an annualized basis of the average net asset value of a Portfolio during a Computation Period.

(D) "EXCESS AMOUNT" means the amount, if any, by which a Portfolio's Limitation Expenses for a specified period exceed the amount of the Expense Limit for the same period.

(E) "MAXIMUM ADVISORY COMPENSATION" means the total amount of the compensation payable pursuant to paragraph 4 of this Agreement to the Adviser with respect to a Portfolio for a specified period without any adjustment for an Excess Amount.


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(F) "CURRENT ADVISORY COMPENSATION" means the amount of the compensation payable pursuant to paragraph 4 of this Agreement to the Adviser with respect to a Portfolio for the last calendar month of a Computation Period without any adjustment for an Excess Amount.

(G) "FISCAL YEAR" means the fiscal year of the Trust.

ii. If in any Fiscal Year there is an Excess Amount with respect to a Portfolio, the Maximum Advisory Compensation due the Adviser under this Agreement with respect to that Portfolio shall be reduced by such Excess Amount, and the Adviser shall reimburse the Trust for any portion of the Excess Amount that exceeds the Maximum Advisory Compensation.

iii. The amount of the reduction and reimbursement referred to in section 2(d)(ii) shall be determined as follows:

(A) For each calendar day, each Portfolio shall adjust the amount of its daily accrual for the Maximum Advisory Compensation to make the net amount of the compensation actually paid and accrued for payment by the Trust to the Adviser with respect to the Portfolio for the Computation Period then ended equal to the amount determined by subtracting the Excess Amount for the Computation Period from the Maximum Advisory Compensation for the Computation Period, or if such Excess Amount exceeds such Maximum Advisory Compensation, to make the net amount of the reimbursement actually paid and accrued for payment by the Adviser to the Trust equal to the amount of such excess.

(B) Each month, the Trust shall reduce the amount of the Current Advisory Compensation, or it shall accompany the payment of the Current Advisory Compensation with an additional payment, or the Adviser shall remit an amount to the Trust, which reduction, additional payment or remittance shall be sufficient in amount, to make the net amount of the compensation actually paid by the Trust to the Adviser with respect to the Portfolio for the Computation Period ended as of the last day of such month equal to the amount determined by subtracting the Excess Amount for the Computation Period from the Maximum Advisory Compensation for the Computation Period, or if such Excess Amount exceeds such Maximum Advisory Compensation, to make the net amount of the reimbursement actually paid by the Adviser to the Trust equal to the amount of such excess.

(C) If the Excess Amount for a Fiscal year should exceed the amount of the Maximum Advisory compensation for the Fiscal Year, the excess shall be treated as a contribution to the capital of the Trust by the Adviser to the extent necessary to permit the Portfolio to maintain its status as a regulated investment company under Subchapter M of the Internal Revenue Code.

iv. The provisions of section 2(d) of this Agreement shall continue in effect until the close of business of the Trust on December 31, 1996, and from year to year thereafter unless terminated by the Adviser on 30 days' written notice as of December 31, 1996 or any subsequent fiscal year; provided that if the Advisory Agreement or a Subadvisory Agreement with respect to a Portfolio is earlier terminated, the provisions of section 2(d) shall terminate on the effective date of such termination, but only with respect to the Portfolio or Portfolios as to which the Advisory Agreement or Subadvisory Agreement is terminated. Any termination shall be subject to the settlement of obligations previously incurred pursuant to section 2(d) of this Agreement. For purposes of this provision, a termination shall not be deemed to have occurred with respect to a

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Portfolio if the termination of a Subadvisory Agreement is conditioned upon the effectiveness of another Subadvisory Agreement with respect to the same
Portfolio.

3.   EXPENSES ASSUMED BY THE TRUST

The Trust will pay all expenses of its organization, operations and business not specifically assumed or agreed to be paid by the Adviser as provided in this Agreement or Subadviser as provided in a Subadvisory Agreement. Without limiting the generality of the foregoing, the Trust shall pay or arrange for the payment of the following:

a. any of the costs of printing and mailing all registration statements and prospectuses, all annual, semiannual and periodic reports to shareholders of the Trust, regulatory authorities or others, all notices and proxy solicitation materials furnished to shareholders of the Trust or regulatory authorities and all tax returns;

b.   compensation of the officers and Trustees of the Trust;

c. registration, filing and other fees in connection with requirements of regulatory authorities;

d. the charges and expenses of the custodian appointed by the Trust for custodial services;

e.   the charges and expenses of the independent accounts retained by the Trust;

f. the charges and expenses of any transfer, bookkeeping and dividend disbursing agents appointed by the Trust;

g. broker's commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

h. taxes and corporate fees payable by the Trust to federal, state or other governmental agencies;

i.   the cost of stock certificates, if any, representing shares of the Trust;

j. legal fees and expenses in connection with the affairs of the Trust, including registering and qualifying its shares with regulatory authorities;

k.   association membership dues;

l.   insurance premiums for fidelity and other coverage;

m.    expenses of shareholders and directors meetings;

n.   pricing of the Trust Portfolios and shares;

o.   interest on borrowings; and

p.   litigation expenses.

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4.   COMPENSATION OF ADVISER

     Subject to the provisions of section 2(d) of this Agreement, the Trust will pay the Adviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

5.   NON-EXCLUSIVITY

The services of the Adviser to the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation, including other investment companies.

6.   SUPPLEMENTAL ARRANGEMENTS

The Adviser may enter into arrangements with other persons affiliated with the Adviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Adviser.

7.   CONFLICTS OF INTEREST

It is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser as directors, officers, stockholders, or otherwise; that directors, officers, agents and stockholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; that the Adviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Articles of Incorporation of the Adviser, respectively, or by specific provision of applicable law.

8.   REGULATION

The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

9. DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective on the later of its execution and the date of the meeting of the shareholders of the Trust, at which meeting this Agreement must be approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolios. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any

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continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the Portfolios of the Trust.

     If the shareholders of a series of shares of any Portfolio fail to approve the Agreement or any continuance of the Agreement, the Adviser will continue to act as investment adviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with the Adviser or a different adviser or other definitive action; provided, that the compensation received by the Adviser in respect of such Portfolio during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Portfolio or the amount it would have received under the Agreement in respect of such Portfolio, whichever is less.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of the series of shares of such Portfolio, on sixty days written notice to the Adviser, or by the Adviser on sixty days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event if its assignment (as defined in the Investment Company Act).

10.  PROVISION OF CERTAIN INFORMATION BY ADVISER

The Adviser will promptly notify the Trust in writing of the occurrence of any of the following events:

a. the Adviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. the chief executive officer or controlling stockholder of the Adviser or the portfolio manager of any Portfolio changes.

11.  AMENDMENTS TO THE AGREEMENT

This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series of shares of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been

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approved by a majority of the outstanding voting securities of (a) any other
Portfolio affected by the amendment or (b) all the Portfolios of the Trust.

12.  ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties.

13.  HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14. NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this section.

15.  SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.  GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

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17.  LIMITATION OF LIABILITY

The Declaration of Trust establishing the Trust, dated September 29, 1988, a copy of which, together with all amendments thereto (the "Declaration") , is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "NASL Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of the Trust or any Portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                             NASL SERIES TRUST

[SEAL]
                                        By:
                                             -----------------------------
                                             William J. Atherton, President


                                             NASL FINANCIAL SERVICES
[SEAL]
                                        By:
                                             -----------------------------
                                             William J. Atherton, President



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                                  APPENDIX A



1.   Global Equity Trust: .90% of the current net assets of the Portfolio.

2.   Pasadena Growth Trust: .975% of the current net assets of the Portfolio.

3.   Equity Trust: .75% of the current net assets of the Portfolio.

4.   Value Equity Trust: .80% of the current net assets of the Portfolio.

5.   Growth and Income Trust: .75% of the current net assets of the Portfolio.

6.   Strategic Bond Trust: .775% of the current net assets of the Portfolio.

7. Global Government Bond Trust: .80% of the current net assets of the Portfolio.

8. Investment Quality Bond Trust: .65% of the current net assets of the Portfolio.

9. U.S. Government Securities Trust: .65% of the current net assets of the Portfolio.

10.  Money Market Trust: .50% of the current net assets of the Portfolio.

11. Aggressive Asset Allocation Trust: .75% of the current net assets of the Portfolio.

12.  Moderate Asset Allocation Trust: .75% of the net assets of the Portfolio.

13. Conservative Asset Allocation Trust: .75% of the net assets of the Portfolio.

14. International Growth and Income Trust: .95% of the net assets of the Portfolio.

15.  Small/Mid Cap Trust: 1.0% of the net assets of the Portfolio.

16.  International Small Cap Trust: 1.10% of the net assets of the Portfolio.

     The Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall be payable monthly to the Adviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

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                                  APPENDIX B
                                 ------------

The Expense Limit for each Portfolio for the purposes of paragraph 2.d.i(C) shall be:

           Portfolio                                            Percent
           ---------                                            -------

    Pasadena Growth Trust                                       .50%

    Growth Trust                                                .50%

    Equity Trust                                                .50%

    Growth and Income Trust                                     .50%

    Conservative Asset Allocation Trust                         .50%

    Moderate Asset Allocation Trust                             .50%

    Aggressive Asset Allocation Trust                           .50%

    Global Equity Trust                                         .75%

    Global Government Bond Trust                                .75%

    Strategic Bond Trust                                        .50%

    U.S. Government Securities Trust                            .50%

    Investment Quality Bond Trust                               .50%

    Money Market Trust                                          .50%

    International Growth and Income Trust                       .75%

    Small/Mid Cap Trust                                         .50%

    International Small/Mid Cap Trust                           .75%